UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

12 RETECH CORPORATION

(Name of Registrant As Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED JULY 19, 2019

12 RETECH CORPORATION

10785 W. Twain Ave., Suite 210

Las Vegas, NV 89135

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF 12 RETECH CORPORATION:

NOTICE IS HEREBY GIVEN that, on July 1, 2019, the holders of more than a majority of the voting power of 12 ReTech Corp., a Nevada corporation (“12 ReTech”, the “Company,” “we” or “us”), and the Company’s Board of Directors (“Board”) approved the following Amendment to the Articles of Incorporation without a meeting of stockholders in accordance with the Nevada Revised Statutes:

●	An Amendment to the Articles of Incorporation authorized by the Board and approved by a majority of the voting power of the Company, to (i) authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-one hundred (1:100) shares (“Outstanding Reverse Split”) and/or (ii) authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, an increase in our authorized shares of common stock from 8,000,000,000 common shares to an amount that could be as many as 20,000,000,000 (“Authorized Share Increase”) common shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about August __, 2019. We anticipate that the actions contemplated herein will be effected on or about the close of business on August __, 2019.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Exchange Act, and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Outstanding Reverse Split discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the Outstanding share increase has been secured by means of the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is first being sent on or about August __, 2019 to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons

By Order of the Board of Directors,

/s/ Angelo Ponzetta
Angelo Ponzetta
Chairman of the Board, Chief Executive Officer and President

July 19, 2019

This Information Statement Is Being Provided to You By the Board of Directors of the Company.

Information Statement pursuant to Section 14(c) of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

12 RETECH CORPORATION

10785 W. Twain Ave., Suite 210

Las Vegas, NV 89135

INFORMATION STATEMENT

August __, 2019

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about August __, 2019 to the holders of record as of the close of business on August __, 2019 (the “Record Date”), of shares of common stock, $0.00001 par value per share (the “Common Stock”), of 12 ReTech Corp., a Nevada corporation (“12 ReTech”, the “Company”, “we” or “us”).

This Information Statement is to notify such stockholders that, on June 28, 2019, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the Company (the “Consenting Stockholders”), representing approximately 80.45% of the voting power of the Company on the Record Date, approving the following:

●	An Amendment to the Articles of Incorporation approved via written consent by the Consenting Stockholders, to authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-one hundred (1:100) shares (the “Outstanding Reverse Split”); And/Or

●	An Amendment to our Articles of Incorporation, as amended, to authorize the Board to take all steps necessary to effect at any time prior to the one-year anniversary of the date of written consent, an increase in our authorized shares of Common Stock from 8,000,000,000 common shares to an amount that could be as many as 20,000,000,000 common shares (the “Authorized Share Increase”)

The Outstanding Reverse Split (the “Proposal #1”) was approved by our Board of Directors on July 17, 2019 by unanimous written consent in lieu of meeting.

The Authorized Share Increase (the “Proposal #2”) was approved by our Board of Directors on July 17, 2019 by unanimous written consent in lieu of meeting.

The Board may proceed with Proposal #1, the amendment to our Articles of Incorporation for a 1 for 100 reverse split before proceeding with Proposal #2, the amendment to our Articles of Incorporation to increase our authorized common shares which may be postponed for up to 12 months from the date of the filing of the amendment for the reverse split.

This Information Statement is first being mailed or furnished to our stockholders on or about August __, 2019. Both Proposals will not occur until at least 20 days after such date.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Proposal covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.

Our stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Proposal.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY INFORMATION

The purpose of the Amendment to the Articles of Incorporation is to authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-three hundred (1:300). The following is Summary Information regarding the Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The Amendment to our Articles of Incorporation was approved on June 28, 2019 by written consent of the holders of approximately 80.45% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Amendment. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Amendment(s)

Why was the Amendment to the Articles of Incorporation adopted?	The Amendment(s) to the Articles of Incorporation was adopted for the principal purpose of reducing the outstanding Common Stock of the Company and/or increasing the authorized Common Stock of the Company.

Am I being asked to approve the Amendment to the Articles of Incorporation?	No. The Amendment(s) to the Articles of Incorporation has already been approved by the holders of a majority of our voting power. No further stockholder approval of the Amendment(s) to the Articles of Incorporation is required.

What will the Amendment to the Articles of Incorporation do?

The Amendment, if effected will decrease our Outstanding Common Stock in a Ratio of as much as 1-for-one hundred. (ie. 100 common shares become 1 common share)

And/Or

The Amendment, if effected will increase our authorized Common Stock from 8.000.000.000 common shares up to an amount that could be as many as 20,000,000,000 common shares.

We currently have 8,000,000,000 shares of Common Stock authorized for issuance, of which 2,028,570,765 shares of Common Stock are outstanding and the remaining 5,971,429,235 shares of Common Stock are available for issuance. We also have authorized 50,000,000 shares of Preferred Stock of which certain series have been designated and are outstanding as set forth below.

PROPOSALS: APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION

REQUIRED VOTE; OUTSTANDING SHARES AND VOTING RIGHTS

Description of Securities

Pursuant to our Articles of Incorporation, as amended and restated to date (“Amended and Restated Articles of Incorporation”), our authorized capital stock consists of Eight Billion Fifty Million (8,050,000,000) shares, comprised of (a) Eight Billion (8,000,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) fifty million (50,000,000) shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). The Preferred Stock is currently designated into four (4) Series: Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as follows:

●	Series A Preferred Stock which consists of ten million (10,000,000) shares authorized of which five million (5,000,000) are issued and outstanding;

●	Series B Preferred Stock which consists of one million (1,000,000) shares authorized of which zero (0) are issued and outstanding;

●	Series C Preferred Stock which consists of two (2) shares authorized one (1) of which are issued and outstanding; and

●	Series D Preferred Stock which consists of ten million (10,000,000) shares of stock that are designated as “Blank Check Preferred” allowing the Board of Directors to set the rights privileges and voting as determined by the Board of Directors as well as dividing this Series into other series as the need may arise, of which (i) 311,250 are designated as “Series D-1 Preferred Stock” of which 0 are currently issued and outstanding, (ii) 2,500,000 are designated as “Series D-2 Preferred Stock” of which 947,399 are currently issued and outstanding, (iii) 200,000 are designated as “Series D-3 Preferred Stock” of which 54,850 are currently issued and outstanding, (iv) 1,000,000 are designated as “Series D-5 Preferred Stock” of which 120,088 are currently issued and outstanding and (v) 1,000,000 are designated as “Series D-6 Preferred Stock” of which 56,600 are currently issued and outstanding.

Common Stock

As of the Record Date, we had 2,028579,765 of Common Stock issued and outstanding, held by approximately 1,270 stockholders of record.

Each share of Common Stock shall have, for all purposes, one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of stockholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common stockholders is required or requested.

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common and Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote.

Series A Preferred Stock

The total number of shares of Series A Preferred Stock this Corporation is authorized to issue is Ten Million (10,000,000), with a stated par value of $0.00001 per share.

The Holder of each share of Series A Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder; and, by 20. With respect to any stockholder vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holders of Series A Preferred Stock shall vote together with all other classes and series of common and preferred stock of the Company as a single class on all actions to be taken by the Common Stock stockholders of the Company, except to the extent that voting as a separate class or series is required by law.

In addition to any other rights provided by law, at any time any shares of Series A Preferred Stock are outstanding, as a legal party in interest, the Company, through action directly initiated by the Company’s Board of Directors or indirectly initiated by the Company’s Board of Directors through judicial action or process, including any action by the shareholders of the Company’s Common Stock, shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the affirmative written consent of 100% of the Series A Holders:

(a)	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

(b)	Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock;

(c)	Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock;

(d)	Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation;

(e)	Amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company; or

(f)	Designate any new class of preferred stock, nor sell or issue in any way, shape or form, any additional shares of preferred stock other than shares in those classes of preferred stock already so designated as of the date hereof, including but not limited to, any shares of preferred stock which are, as of the date hereof authorized but of which no shares are issued or outstanding.

Series B Preferred Stock

The total number of shares of Series B Preferred Stock this Corporation is authorized to issue is One Million (1,000,000), with a stated par value of $0.00001 per share.

Series B Preferred Stock shall be non-voting on any matters requiring stockholder vote. However, so long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Holders of a majority of the shares of Series B Preferred Stock then outstanding (voting as a class):

(i)	alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations,
(ii)	authorize or create any class of stock ranking as to distribution of dividends senior to the Series B Preferred Stock,
(iii)	amend its articles of incorporation or other charter documents in breach of any of the provisions hereof,
(iv)	increase the authorized number of shares of Series B Preferred Stock,
(v)	liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or
(vi)	enter into any agreement with respect to any of the foregoing.

Series C Preferred Stock

The total number of shares of Series C Preferred Stock this Corporation is authorized to issue is two (2) shares, with a stated par value of $0.00001 per share.

Each issued and outstanding shares of Series C Preferred Stock shall be entitled to One Billion (1,000,000,000) votes at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders of the Company for their action or consideration (by vote or written consent). Holders of shares of Series C Preferred Stock shall vote together with the holders of Common Shares as a single class.

Series D Preferred Stock

The total number of shares of Series D Preferred Stock this Company is authorized to issue is ten million (10,000,000) shares, with a stated par value of $0.00001 per share with such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company.

Series D-1 Preferred Stock

The total number of shares of Series D-1 Preferred Stock this Company is authorized to issue 311,250 shares, with a par value of $0.00001 per share and a stated value of $2.00 per share (the “Stated Value”). The Series D Preferred Stock as a whole, of which Series D-1 is a subset, has such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company.

Series D-1 Preferred Stock shall be non-voting except on certain major corporate actions or as required by law. In the event of such a right to vote, each holder of Series D-1 Preferred Stock shall have the right to the number of votes equal to the number of conversion shares then issuable upon conversion of the Series D-1 Preferred Stock held by such holder.

Series D-2 Preferred Stock

The total number of shares of Series D-2 Preferred Stock this Company is authorized to issue 2,500,000 shares, with a par value of $0.00001 per share and a stated value of $2.00 per share (the “Stated Value”). The Series D Preferred Stock as a whole, of which Series D-2 is a subset, has such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company.

Series D-2 Preferred Stock shall be non-voting except on certain major corporate actions or as required by law. In the event of such a right to vote, each holder of Series D-2 Preferred Stock shall have the right to the number of votes equal to the number of conversion shares then issuable upon conversion of the Series D-2 Preferred Stock held by such holder.

Series D-3 Preferred Stock

The total number of shares of Series D-3 Preferred Stock this Company is authorized to issue 500,000 shares, with a par value of $0.00001 per share and a stated value of $5.00 per share (the “Stated Value”). The Series D Preferred Stock as a whole, of which Series D-3 Preferred Stock is a subset, has such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company.

Series D-3 Preferred Stock shall be non-voting except as required by law. In the event of such a right to vote, each holder of Series D-3 Preferred Stock shall have the right to the number of votes equal to the number of conversion shares then issuable upon conversion of the Series D-3 Preferred Stock held by such holder.

Series D-5 Preferred Stock

The total number of shares of Series D-5 Preferred Stock this Company is authorized to issue 1,000,000 shares, with a par value of $0.00001 per share and a stated value of $4.00 per share (the “Stated Value”). The Series D Preferred Stock as a whole, of which Series D-5 Preferred Stock is a subset, has such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company. Series D-5 Preferred Stock shall be non-voting except as required by law.

Series D-6 Preferred Stock

The total number of shares of Series D-6 Preferred Stock this Company is authorized to issue 1,000,000 shares, with a par value of $0.00001 per share and a stated value of $5.00 per share (the “Stated Value”). The Series D Preferred Stock as a whole, of which Series D-6 Preferred Stock is a subset, has such powers, preferences, rights and restrictions which shall be determined by the Company’s Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the stockholders of the Company. Series D-6 Preferred Stock shall be non-voting except as required by law.

Action by Written Consent; Vote Required

Under the Nevada Revised Statutes (“NRS”), unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure. Further, Article I, Section 7 of our Bylaws specifically permits actions to be taken by written consent in lieu of a meeting in the manner set forth in the NRS and Bylaws.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Proposal requires an amendment to our Articles of Incorporation, the approval of the Proposal requires the receipt of the written consent of the holders of at least a majority of the outstanding voting power of the Company as of the Record Date.

Notice of Action by Written Consent

The Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Proposal.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any stockholder is expressly denied.

CONSENTING STOCKHOLDERS CONSENT

The Consenting Stockholders holding more than a majority of the voting power of the Company executed and delivered to us a written consent, effective as of June 28, 2019 authorizing the Proposals. As of the Record Date, the Consenting Stockholders held shares representing approximately 80.45% of the voting power of the Company. The Consenting Stockholders voted all of their shares to approve the Proposals.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Proposals as early as possible in order to accomplish the purposes of the Company, as hereafter described.

DESCRIPTION OF THE OUTSTANDING REVERSE SPLIT OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Outstanding Reverse Split proposal and have authorized the Company to effect a Amendment to the Articles of Incorporation to effect the Outstanding Reverse Split and/or effect the Authorized Share Increase.

Background; Reasons for the Outstanding Reverse Split

The Outstanding Reverse Split is intended to allow the Company to maintain legal compliance with outstanding debt instruments (including the obligation to maintain adequate share reserves), generally to continue its microbrand rollup acquisition strategy and for general corporate purposes.

The Company’s Common Stock is quoted on the OTC Marketplace under the symbol “RETC” and the last reported closing price of the Common Stock on July 18, 2019 was $0.0002 per share.

The par value of the Common Stock will remain unchanged at $0.00001 per share and the Outstanding Reverse Split will change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Outstanding Reverse Split will have the effect of reducing the outstanding shares of our Common Stock and increasing the per share outstanding price of our Common Stock. Although at present we have no current plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Outstanding Reverse Split (aside from shares issuable pursuant to existing convertible debt), such additional shares may be used by us for various purposes in the future without further stockholder approval. Other purposes may include, among other things:

●	the sale of shares to raise additional capital;

●	the issuance of equity incentives to our employees, officers or directors;

●	establishment of strategic relationships with other companies and suppliers; and

●	acquisition of other businesses or products.

Aside from managing its convertible debt instruments and corresponding share reserves, the Board of Directors is not implementing the Outstanding Reverse Split in anticipation of any specific future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Background; Reasons for the Authorized Share Increase

The Authorized Share Increase is intended to allow the Company to maintain legal compliance with outstanding debt instruments (including the obligation to maintain adequate share reserves), continue its microbrand rollup acquisition strategy, and for general corporate purposes.

The Company’s Common Stock is quoted on the OTC Marketplace under the symbol “RETC” and the last reported closing price of the Common Stock on July 18, 2019 was $0.0002 per share.

The par value of the Common Stock will remain unchanged at $0.00001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock. Although at present we have no current plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Authorized Share Increase (aside from shares issuable pursuant to existing convertible debt), such additional shares may be used by us for various purposes in the future without further stockholder approval. Other purposes may include, among other things:

●	the sale of shares to raise additional capital;

●	the issuance of equity incentives to our employees, officers or directors;

●	establishment of strategic relationships with other companies and suppliers; and

●	acquisition of other businesses or products.

Aside from managing its convertible debt instruments and corresponding share reserves, the Board of Directors is not implementing the Authorized Share Increase in anticipation of any specific future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect either the Outstanding Reverse Split and/or the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the either the Outstanding Reverse Split and/or the Authorized Share Increase will not take place for this purpose.

Material Effects of the Outstanding Reverse Split

The principal effect of the Outstanding Reverse Split will be to decrease the number of outstanding shares. As a result, stockholders should recognize that once the Outstanding Reverse Split is effected, they will own a lesser amount of shares that they currently own. However, the Outstanding Reverse Split will affect all stockholders uniformly excepting those shareholders who own less than 100 common shares. For stockholders holding greater than 100 shares, this action will not affect those stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Outstanding Reverse Split. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Outstanding Reverse Split would continue to hold 2% of the outstanding shares of Common Stock immediately after the Outstanding Reverse Split. The number of stockholders of record also will not be affected by the Outstanding Reverse Split.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Outstanding Reverse Split will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC exchanges.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Outstanding Reverse Split and the Company will not be paying any cash to any stockholders for any fractional shares from the Outstanding Reverse Split.

Effect on Registered and Beneficial Stockholders

Following the Outstanding Reverse Split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Outstanding Reverse Split

In evaluating the Outstanding Reverse Split proposal, the Board of Directors also took into consideration negative factors associated with reverse splits. These factors included the negative perception of reverse splits by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of a reverse split, including but not limited to the following:

●	A reverse split would increase the market per share price of the Common Stock at the inverse ratio of the quantity of shares that the outstanding stock There can be no assurance that the market price per share of the Common Stock after the reverse split will not trade at lower levels. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Outstanding Reverse Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Outstanding Reverse Split. The history of similar common stock reverse splits for companies in similar circumstances is varied.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Outstanding Reverse Split and voted to approve the Outstanding Reverse Split proposal.

Authorized Shares; No Effect

As of the Record Date, the Company had 8,000,000,000 shares of Common Stock, par value $0.00001, and 50,000,000 shares of preferred stock, par value $0.00001, authorized.

The Outstanding Reverse Split would not change the number of authorized shares of preferred stock. Following the Outstanding Reverse Split, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.00001 per share after the Outstanding Reverse Split. As a result, on the effective date of the Outstanding Reverse Split, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Outstanding Reverse Split.

There are no tax consequences from the Outstanding Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Outstanding Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Outstanding Reverse Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Outstanding Reverse Split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that once the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase proposal, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

●	There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase proposal.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 8,000,000,000 shares of Common Stock, par value $0.00001, and 50,000,000 shares of preferred stock, par value $0.00001, authorized.

The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase would result in dilution of our existing stockholders’ ownership interest in the Company. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares.

Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.00001 per share after the Authorized Share Increase. As a result, on the effective date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Outstanding Reverse Split and/or the Authorized Share Increase and the Company has not independently provided its stockholders with any such right.

Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other stockholders), none of our executive officers, directors or any of their respective associates or affiliates has any interest in the Outstanding Reverse Split or the Authorized Share Increase.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHANGES THAT WILL OCCUR IF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock, as of June 28, 2019 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within sixty (60) days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse. The Company does not know of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

	Common Stock (1)		Series A Preferred Stock (1)		Series B Preferred Stock		Series C Preferred Stock (1)		Series D Preferred Stock		% of Total Voting Power
Name and Address of Beneficial Owner	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Angelo Ponzetta (2)	45,057,976	2.22%	4,500,000	90%	-	-	1	100%	-	-	80.32%
Daniele Monteverde (3)	3,550,000	0.18%	500,000	10%	-	-	-	-	-	-	0.13%
All officers and directors as a group (2 persons)	48,607,976	2.40%	5,000,000	100%	-	-	1	100%	-	-	80.45%

(1) Applicable percentages are based on 2,028,570,765 shares of our common stock, 5,000,000 shares of our Series A Preferred Stock and 1 share of our Series C Preferred Stock outstanding as of June 28, 2019, and are calculated as required by rules promulgated by the SEC. The Series A Preferred Stock have 20-to-1 voting rights and the Series C Preferred Stock have 8,000,000,000-to-1 voting rights.

(2)Mr. Ponzetta’s address is Unit 1104, 11/F Crawford House 70 Queens Road Central, Hong Kong.

(3) Mr. Monteverde’s address is Hanegi 2-41-1, Setagaya-ku, Tokyo 156-0042.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

12 ReTech Corporation

Attn: Chief Executive Officer

10785 W. Twain Ave., Suite 210

Las Vegas, NV 89135

(530) 539-4329

AVAILABILITY OF ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Angelo Ponzetta
Angelo Ponzetta
Chairman of the Board, Chief Executive Officer and President

Las Vegas, Nevada

July 19, 2019